AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this "Amendment and Waiver"), effective as of December 29, 2006 (the "Effective Date"), by and among Global Crossing Advanced Card Services, Inc., Global Crossing Bandwidth, Inc., Global Crossing Telecommunications, Inc. (collectively, "Borrowers"), certain affiliates of Borrowers, as guarantors (such affiliates, collectively, "Guarantors"), certain financial institutions, as lenders (collectively, the "Lenders") and Bank of America, N.A., as agent for the Lenders (in such capacity, "Agent").

WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Loan and Security Agreement dated as of May 10, 2006 (as amended, restated, renewed, extended, supplemented, substituted or otherwise modified from time to time, the "Loan Agreement"); and

WHEREAS, Borrowers have requested that a certain provision of the Loan Agreement be amended as hereinafter set forth, and Agent, for itself and on behalf of the Lenders, has agreed, subject to the terms and conditions herein provided, to make such amendment, all as more fully set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree, notwithstanding anything in the Loan Agreement to the contrary, as follows:

    Definitions. Each initially capitalized term used herein shall, unless otherwise provided herein, have the meaning ascribed to such term in the Loan Agreement.
    Amendments.
      Effective as of the Effective Date, the definition of the term "Letter of Credit Subline", as it appears in Section 1.1 of the Loan Agreement, is hereby amended and restated in its entirety to read as follows:

      "Letter of Credit Subline - $30,000,000."

      Effective as of the Effective Date, Section 10.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

    "10.3 Financial Covenant. For as long as any Commitments or Obligations are outstanding, the Cash EBITDA of the Loan Parties and Parent (on a consolidated basis) for the periods indicated below shall not be less than the Cash EBITDA amounts set forth below opposite such periods, respectively:

Period	Cash EBITDA
Three month period ending March 31, 2006	($60,000,000)
Six month period ending June 30, 2006	($59,000,000)
Nine month period ending September 30, 2006	($33,000,000)
Twelve month period ending December 31, 2006	($32,000,000)
Fifteen month period ending March 31, 2007	$37,500,000
Eighteen month period ending June 30, 2007	$70,000,000
Twenty-one month period ending September 30, 2007	$102,500,000
Twenty-four month period ending December 31, 2007	$135,000,000
Twenty-seven month period ending March 31, 2008	$170,000,000
Thirty month period ending June 30, 2008	$205,000,000
Thirty-three month period ending September 30, 2008	$240,000,000
Thirty-six month period ending December 31, 2008	$275,000,000
Thirty-nine month period ending March 31, 2009	$310,000,000"

  Acknowledgements and Confirmations.
      Each of the Borrowers and Guarantors (each, a "Loan Party") hereby acknowledges, confirms and agrees that the covenants, agreements and obligations of such Loan Party contained in or incurred under the Loan Agreement or the Other Agreements to which such Loan Party is a party remain, after the execution and delivery by the Loan Parties hereof and after giving effect hereto, the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, and such Loan Party has no valid offset, defense or counterclaim to the enforcement of such covenants, agreements and obligations.
      Each of the Loan Parties hereby ratifies and confirms its respective grant to the Agent, for the ratable benefit of the Lenders, of the first priority perfected liens upon, and security interests in, its properties and assets heretofore mortgaged, pledged, granted or assigned to the Agent on behalf of the Lenders under the Loan Agreement and the Other Agreements, and acknowledges and confirms that such first priority perfected liens and security interests, to the extent not heretofore expressly released by Agent in writing, secure and shall continue to secure the Obligations to the Agent and the Lenders under the Loan Agreement and the Other Agreements, subject only to Permitted Encumbrances.
      Each of the Loan Parties represents and warrants to Agent and the Lenders that after giving effect to the amendments and waiver herein no Default or Event of Default has occurred and is continuing.
      Each Loan Party acknowledges and confirms that all representations and warranties made in the Loan Agreement, the Other Agreements and hereunder shall, other than to the extent heretofore expressly waived by Agent in writing, survive the execution and delivery of this Amendment.
  General Provisions.
      Except as specifically set forth herein, no other changes or modifications to the Loan Agreement are intended or implied, and in all other respects the Loan Agreement and the Other Agreements remain in full force and effect in accordance with their respective terms as of the date hereof.
      This Amendment shall become effective as of the Effective Date upon Agent's receipt of an original of this Amendment and Waiver duly executed by each Loan Party. This Amendment and Waiver shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
      This Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.
      This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by, and interpreted and determined in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles that would provide for the application of the law of any other jurisdiction.
      WITHOUT LIMITING ANYTHING CONTAINED IN THE LOAN AGREEMENT, TO THE EXTENT LEGALLY PERMISSIBLE, EACH PARTY HERETO WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS AMENDMENT AND WAIVER, THE LOAN AGREEMENT OR ANY OTHER AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
      This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended or modified except in writing.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BANK OF AMERICA, N.A., as Agent and as a Lender

By: /s/ Adam Seiden

Title: VP -- Senior Client Manager

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BURDALE FINANCIAL LIMITED, as Lender

By: /s/ Jason Schick

Title: Vice President, Senior Underwriter

CF BLACKBURN LLC, as Lender

By: GMAC Commercial Finance LLC, as Servicer

By: /s/ Joseph Skaferowsky

Title: Director ______

GLOBAL CROSSING ADVANCED CARD SERVICES, INC., as a Borrower

By: /s/ Roger Kuebel

Title: Treasurer

GLOBAL CROSSING BANDWIDTH, INC., as a Borrower

By: /s/ Roger Kuebel

Title: Treasurer

GLOBAL CROSSING TELECOMMUNICATIONS, INC., as a Borrower

By: /s/ Roger Kuebel

Title: Treasurer

GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

GLOBAL CROSSING USA INC.

GLOBAL CROSSING HOLDINGS USA, LLC

GLOBAL CROSSING NORTH AMERICA, INC.

GLOBAL CROSSING LATIN AMERICA & CARIBBEAN CO.

MAC LANDING CORP.

GT LANDING CORP.

GC PACIFIC LANDING CORP.

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Amendment No. 4]

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PAC LANDING CORP.

US CROSSING, INC.

GLOBAL CROSSING EMPLOYEE SERVICES INC.

GLOBAL CROSSING DEVELOPMENT CO.

GC DEV. CO., INC.

ALC COMMUNICATIONS CORPORATION

GT LANDING II CORP.

GLOBAL CROSSING INTERNET DIAL-UP, INC.

GLOBAL CROSSING MANAGEMENT SERVICES, INC.

SUBSIDIARY TELCO, LLC

GLOBAL CROSSING GLOBALCENTER HOLDINGS, INC.

GLOBAL CROSSING TELEMANAGEMENT, INC.

GLOBAL CROSSING NORTH AMERICAN NETWORKS, INC.

GLOBAL CROSSING LOCAL SERVICES, INC.

GLOBAL CROSSING VENTURES, INC.

GLOBAL CROSSING TELEMANAGEMENT VA, LLC

BUDGET CALL LONG DISTANCE, INC.

METACLORIN INVESTCO II, INC.

EQUAL ACCESS NETWORKS, LLC

OLD INTER EXCHANGE NETWORKS, INC.

BUSINESS TELEMANAGEMENT, INC.

GLOBAL CROSSING GOVERNMENT MARKETS USA, INC.

GLOBAL CROSSING BILLING, INC.

GLOBAL CROSSING TELECOMMUNICATIONS-CANADA, LTD.

GLOBAL CROSSING CONFERENCING -CANADA, LTD.

GLOBAL CROSSING WORLDWIDE CUSTOMER HELP DESK CANADA, LTD.,

each as a Guarantor

By: /s/ Roger Kuebel

Title: Treasurer

[Amendment No.4]